Exhibit 10



January 27, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:     Exhibit 10, Form N-1A
                Calvert Cash Reserves
                File numbers 2-76527 and 811-3418

Ladies and Gentlemen:

        As counsel to Calvert Cash Reserves (the "Trust"), it is my opinion, based upon an examination of the Trust's Declaration of Trust and By-Laws and such other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment No. 24 of the Trust will, when sold, be legally issued, fully paid and non-assessable.

Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 24 to its Registration Statement.

Sincerely,

/s/

Katherine Stoner
Associate General Counsel